UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2021

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-00395	31-0387920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-1936

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NCR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

NCR Corporation (the “Company”) amended and restated its existing Receivables Financing Agreement, dated as of November 21, 2014, by entering into that certain Receivables Purchase Agreement, dated as of September 30, 2021 (the “Purchase Agreement”), by and among the Company, as servicer, NCR Receivables LLC (“NCR Receivables”), an existing wholly-owned special purpose subsidiary, as purchaser, NCR Canada Receivables LP, a newly-formed special purpose subsidiary (“NCR Canada Receivables”), NCR Canada Corp., as servicer, PNC Bank, National Association (“PNC”), as administrative agent, PNC, MUFG Bank, Ltd., Victory Receivables Corporation and the other purchasers from time to time party thereto (the “Purchasers”), and PNC Capital Markets LLC, as structuring agent. In connection therewith, (i) the Company, Cardtronics USA, Inc. and ATM National, LLC entered into that certain Amended and Restated Purchase and Sale Agreement with NCR Receivables (the “U.S. Sale Agreement”) and (ii) NCR Canada Corp. entered into that certain Canadian Purchase and Sale Agreement with NCR Canada Receivables (the “Canadian Sale Agreement,” and together with the U.S. Sale Agreement, the “Sale Agreements”).

The Purchase Agreement and the Sale Agreements modify certain terms of the Company’s existing revolving trade receivables securitization facility (the “T/R Facility”) in order to, among other things, (i) permit the addition of Canadian trade receivables to the T/R Facility, (ii) extend the maturity of the T/R Facility by two years, (iii) add certain U.S. and Canadian subsidiaries of the Company to the T/R Facility as originators and/or as servicers and (iv) allow NCR Receivables to sell to PNC and the other purchasers party to the Purchase Agreement an undivided ownership interest in a portion of the trade receivables that NCR Receivables acquires under the U.S. Sale Agreement. The portion of the trade receivables that NCR Receivables sells to the Purchasers under the Purchase Agreement will be de-recognized from the Company’s consolidated balance sheet and treated as sales under ASC 860. The portion of trade receivables that are not sold by NCR Receivables and all the trade receivables acquired by NCR Canada Receivables pursuant to the Canadian Sale Agreement are pledged to PNC for the benefit of the Purchasers to secure repayment of the trade receivables sold to PNC and the performance of other obligations of NCR Receivables and NCR Canada Receivables under the Purchase Agreement. The Purchasers have committed to invest in up to $300 million of trade receivables at any time outstanding. The availability of this commitment is based on the availability of eligible receivables and other customary factors, and the satisfaction of certain conditions.

All of the assets of NCR Receivables and NCR Canada Receivables are restricted collateral for the payment of their obligations under the T/R Facility. None of the assets or credit of NCR Receivables or NCR Canada Receivables is available to satisfy the debts and obligations owed to the creditors of the Company or to the creditors of any other originator under the T/R Facility. Each of the Company and each other originator is independently liable for its own customary representations, warranties, covenants and indemnities as originator and/or servicer of the trade receivables, except that the Company has entered into a performance guaranty on customary terms pursuant to which it has guaranteed the performance of the originator and servicing obligations of its subsidiaries that are participating in the T/R Facility. The Company will include the assets, liabilities and results of operations of NCR Receivables and NCR Canada Receivables in its consolidated financial statements.

Investments made by the Purchasers in the trade receivables under the Purchase Agreement accrue yield at a fluctuating rate based on LIBOR (or a successor benchmark determined in accordance with the terms of the Purchase Agreement) or commercial paper interest rates.

In addition, NCR Receivables paid certain upfront closing fees to the administrative agent for its services and will pay annual commitment and other customary fees to the Purchasers. NCR Receivables may prepay any investment made by the Purchasers under the Purchase Agreement with two business days’ notice, and may also reduce the facility limit with 15 days’ prior notice.

The T/R Facility contains various customary affirmative and negative covenants and default and termination provisions, which provide for the acceleration of the investments made by the Purchasers under the T/R Facility in circumstances including, but not limited to, failure to pay yield on the capital of the Purchasers when due, the failure to return the capital of the Purchasers when due, breach of representation, warranty or covenant, certain insolvency events or failure to maintain the security interest in the trade receivables, and defaults under other material indebtedness.

The Purchase Agreement, the U.S. Sale Agreement, the Canadian Sale Agreement and the performance guaranty are filed as exhibits 10.1, 10.2, 10.3 and 10.4 hereto, respectively, and are incorporated herein by reference, and the description of the T/R Facility contained herein is qualified in its entirety by the terms of these agreements.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description

10.1	Receivables Purchase Agreement, dated as of September 30, 2021, by and among NCR Receivables LLC, as seller, NCR Canada Receivables LP, as guarantor, NCR Corporation, as servicer, NCR Canada Corp., as servicer, PNC Bank, National Association, as administrative agent, and PNC Bank, National Association, MUFG Bank, Ltd., Victory Receivables Corporation and the other purchasers from time to time party thereto, as purchasers.

10.2	Amended and Restated Purchase and Sale Agreement, dated as of September 30, 2021, among NCR Receivables LLC, as buyer, and NCR Corporation, Cardtronics USA, Inc., ATM National, LLC and the other originators from time to time party thereto, as originators.

10.3	Canadian Purchase and Sale Agreement, dated as of September 30, 2021, among NCR Canada Receivables LP, as buyer, and NCR Canada Corp. and the other originator originators from time to time party thereto, as originators.

10.4	Performance Guaranty, dated as of September 30, 2021, by NCR Corporation, as performance guarantor, and PNC Bank, National Association, as administrative agent.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR CORPORATION

Date: October 5, 2021	By:	/s/ Timothy C. Oliver
Timothy C. Oliver
Executive Vice President and Chief Financial Officer